                                                                    Exhibit 10.3



THE WARRANT REPRESENTED BY THIS AMENDED AND RESTATED WARRANT AGREEMENT, AND THE SHARES OF COMMON STOCK TO BE ISSUED UPON EXERCISE THEREOF, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 OR ANY APPLICABLE STATE SECURITIES LAWS WITH RESPECT TO SUCH WARRANT OR THE SHARES OF COMMON STOCK TO BE ISSUED UPON EXERCISE THEREOF, OR UNLESS THE HOLDER HEREOF ESTABLISHES TO THE REASONABLE SATISFACTION OF GEO SPECIALTY CHEMICALS, INC. THAT AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

                          GEO SPECIALTY CHEMICALS, INC.

                     AMENDED AND RESTATED WARRANT AGREEMENT
                            WITH CHARTER OAK PARTNERS
                            -------------------------

         This AMENDED AND RESTATED WARRANT AGREEMENT (the "Agreement") is entered into as of July 31, 1998, by and between GEO Specialty Chemicals, Inc., an Ohio corporation (the "Company"), and Charter Oak Partners, a
Connecticut partnership ("Holder"). This Agreement amends and restates the Warrant Agreement (the "1997 Warrant Agreement"), dated March 25, 1997, entered into by and between the Company and Holder.


                                  WITNESSETH:
                                  -----------

         WHEREAS, in connection with, and as a condition to the execution of, the Share Purchase Agreement, dated March 25, 1997, by and between the Company and Holder, the Company, desiring to provide Holder with the potential for an increased percentage ownership of the Company, agreed to issue warrants to Holder to purchase shares of the Company's Class A Common Stock, $1.00 par value per share (the "Common Shares");

         WHEREAS, at the time of the 1997 Warrant Agreement, the Common Shares were held by the following shareholders in the following percentages:

         Shareholder                           No. of Common Shares       Percentage
         -----------                           --------------------       ----------

         Charter Oak Partners                            82.31              79.00%
         Chemical Specialty Enterprises, L.P.            21.88              21.00%

         WHEREAS, subsequent to the execution and delivery of the 1997 Warrant Agreement, Holder transferred (i) 0.466 and 0.137 Common Shares to George W. Rapp, Jr. and A. Elliott Archer, respectively, each of whom is a designee of Holder serving on the Board of Directors of the Company; and (ii) 1.646 Common Shares to George P. Ahearn as a result of the exercise by Ahearn of an option held by him from Holder (the "Charter Oak Transfers");

         WHEREAS, in connection with the acquisition by the Company of the TRIMET Technical Products Division of Mallinckrodt, Inc. ("TRIMET"), the shareholders of the Company and Charter Oak Capital Partners made an aggregate equity contribution of $6,000,000 (the "Equity Contribution"), on a pro rata basis assuming that an 8% equity interest had been granted to Charter Oak pursuant to this Agreement, and received in exchange therefor an aggregate of
31.646 Common Shares;

         WHEREAS, as a consequence of the Charter Oak Transfers and the Equity Contribution, the Common Shares are now held by the following shareholders in the following percentages:

         Shareholder                         No. of Common Shares       Percentage
         -----------                         --------------------       ----------

         Charter Oak Partners                       85.431                62.89%
         Charter Oak Capital Partners               21.478                15.81%
         GEO Chemicals, Ltd.                        25.994                19.14%
         George P. Ahearn                            2.146                 1.58%
         George W. Rapp, Jr.                         0.608                 0.45%
         A. Elliott Archer                           0.178                 0.13%

         WHEREAS, the Company and Holder desire to amend and restate the 1997 Warrant Agreement to reflect the changes in the ownership of the Common Shares effected since March 25, 1997.

         NOW, THEREFORE, in consideration of the premises herein contained the parties agree as follows:

                                   AGREEMENT
                                   ---------

         1. GRANT OF WARRANT. The Company hereby acknowledges and confirms that on March 25, 1997 it issued a warrant to Holder, which as of the date of this Agreement is to be subject to the terms and conditions hereof and shall entitle Holder to purchase that number of Common Shares of the Company as calculated pursuant to Section 3 below (the "Warrant") at a purchase price per share
(the "Warrant Price") equal to $.01, payable as set forth in Section 2 below. The Company shall at all times maintain and reserve a sufficient number of authorized but unissued Common Shares, so that the Warrant may be exercised without additional authorization of Common Shares after giving effect to all other options, warrants, convertible securities and other rights to purchase Common Shares; and the Common Shares issued upon exercise of the Warrant in accordance with its terms shall be duly authorized, fully paid and nonassessable. The Company will not take any action which would have the effect of preventing or disabling the Company from delivering to Holder, upon exercise of the Warrant pursuant to the terms hereof, the Common Shares then deliverable or otherwise performing its obligations under this Warrant Agreement.

         2. EXERCISE OF WARRANT.

         (a) Subject to the provisions of Sections 4 and 6 hereof, the Warrant may be exercised, in whole or in part, upon the following Triggering Events:

                  (i) Upon each of the years ending December 31, 1998, 1999, 2000 and 2001, if the Company's earnings before interest, taxes, depreciation and amortization, as measured pursuant to generally accepted accounting principles ("EBITDA"), does not then equal or exceed $24,500,000, $26,000,000, $27,500,000 and $29,000,000,
         respectively; and

                  (ii) Upon the death, disability or termination from employment by the Company, with Cause, as defined in that certain Amended and Restated Shareholders Agreement, dated as of the date hereof and entered into by and among the Company, Holder, GEO Chemicals, Ltd., George P. Ahearn ("Ahearn"), William P. Eckman ("Eckman"), George W. Rapp, Jr. and A. Elliott Archer, of Ahearn or Eckman on or before 4:00 p.m. March 31, 2002 (the "Expiration Time").

         (b) Holder may exercise all or a portion of the Warrant by delivering to the Company at the principal office of the Company (i) a written notice of exercise specifying the number of Common Shares that Holder wishes to purchase,
(ii) the aggregate purchase price for the Common Shares as to which the Warrant is then being exercised, payable in cash or by bank cashier's check to the Company, and (iii) a copy of this Warrant Agreement.

         (c) As soon as practicable thereafter, the Company shall deliver to Holder (i) a certificate or certificates representing the number of Common Shares purchased by Holder and (ii) if the Warrant is being exercised in part, a new Warrant Agreement, substantially in the form hereof, for any remaining Common Shares available for purchase through this Warrant, but as to which this Warrant is not being exercised.

         (d) Upon the occurrence of a Liquidity Event, to the extent the Warrant has not previously been exercised, the Warrant shall expire and become void. For purposes of this Warrant, a "Liquidity Event" shall mean (i) a sale, reorganization, consolidation or merger of the Company with another corporation after which the Company is not the surviving entity, (ii) a sale or other transfer of all or substantially all of the assets or equity securities of the Company or (iii) the consummation of an underwritten public offering of the Company's equity securities pursuant to a registration statement filed under the Securities Act of 1933, with net proceeds therefrom in excess of $10,000,000.

         3. NUMBER OF COMMON SHARES SUBJECT TO WARRANT.

         (a) For purposes of this Warrant, the number of fully diluted Common Shares issuable to Holder under Section 2(a)(i) hereof shall be equal to the following:

                  (i) If, for the year ending December 31, 1998, the Company's EBITDA does not equal or exceed $24,500,000 (which calculation shall include the EBITDA of TRIMET for the seven months ended July 31, 1998, subject to a pro forma adjustment of $525,000), then the number of Common Shares issuable to the Holder upon exercise of this Warrant shall be such number of Common Shares that will increase the Holder's ownership of the Outstanding Equity in the Company by 2.0% of such Outstanding Equity (an "Additional Two Percent"); provided that, along with the issuance of an Additional Two Percent upon exercise of the Warrant by Holder, the Company shall issue to the other shareholders of the Company, excluding GEO Chemicals, Ltd. (the "Other Shareholders"), Common Shares in such amounts that the percentage ownership of Common Shares of the Other Shareholders is not affected by the issuance of an Additional Two Percent ("Offsetting Common Shares");

                  (ii) If, for the year ending December 31, 1999, the Company's EBITDA does not equal or exceed $26,000,000, then the number of Common Shares issuable to the Holder upon exercise of this Warrant shall be equal to an Additional Two Percent; provided that, along with the issuance of an Additional Two Percent upon exercise of the Warrant by Holder, the Company shall issue Offsetting Common Shares to the Other Shareholders;

                  (iii) If, for the year ending December 31, 2000, the Company's EBITDA does not equal or exceed $27,500,000, then the number of Common Shares issuable to the Holder upon exercise of this Warrant shall be equal to an Additional Two Percent; provided that, along with the issuance of an Additional Two Percent upon exercise of the Warrant by Holder, the Company shall issue Offsetting Common Shares to the Other Shareholders;

                  (iv) If, for the year ending December 31, 2001, the Company's EBITDA does not equal or exceed $29,000,000, then the number of Common Shares issuable to the Holder upon exercise of this Warrant shall be equal to an Additional Two Percent; provided that, along with the issuance of an Additional Two Percent upon exercise of the Warrant by Holder, the Company shall issue Offsetting Common Shares to the Other Shareholders;

                  (v) Notwithstanding Sections 3(a)(i)-(iv) above, in the event this Warrant is exercised pursuant to Section 3(b), the percentage amounts contained in this Section 3(a) shall be reduced for each of the fiscal periods in which Charter Oak exercised its Warrant pursuant to
         Section 3(b) upon the death, disability or termination from employment by the Company, with Cause, of Ahearn and/or Eckman by 1.24%, in the case of Ahearn's death, disability or termination by the Company, and/or by 0.76%, in the case of Eckman's death, disability or termination by the Company;

         (b) For purposes of this Warrant, the number of Common Shares issuable to Holder under Section 2(a)(ii) hereof shall be equal to the following:

                  (i) In the event of Ahearn's death, disability or termination from employment by the Company, with Cause, the number of Common Shares issuable to Holder under Section 2(a)(ii) hereof shall be such number of Common Shares that will increase Holder's percentage of the Outstanding Equity in the Company by 1.24% multiplied by the number of fiscal periods described in Section 2(a)(i) ending subsequent to such death, disability or termination (the "Ahearn Warrant Shares"); provided that, along with the issuance of the

         Ahearn Warrant Shares upon exercise of the Warrant by Holder, the Company shall issue Offsetting Common Shares to the Other Shareholders; provided further that, for the year in which the death, disability or termination occurs, Charter Oak will not be entitled to an additional 1.24% of the Outstanding Equity for that fiscal year if (a) the event occurs after July 1 of such year and (b) the Company's annualized EBITDA results for the partial year exceed the EBITDA targets indicated for the specified period in Section 3(a); and

                  (ii) In the event of Eckman's death, disability or termination from employment by the Company, with Cause, the number of Common Shares issuable to Holder under Section 2(a)(ii) hereof shall be such number of Common Shares that will increase Holder's percentage of the Outstanding Equity in the Company by 0.76% multiplied by the number of fiscal periods described in Section 2(a)(i) ending subsequent to such death, disability or termination (the "Eckma Warrant Shares"); provided that, along with the issuance of the Eckman Warrant Shares upon exercise of the Warrant by Holder, the Company shall issue Offsetting Common Shares to the Other Shareholders; provided further that, for the year in which the death, disability or termination occurs, Charter Oak will not be entitled to an additional 0.76% of the Outstanding Equity for that fiscal year if (a) the event occurs after July 1 of such year and (b) the Company's annualized EBITDA results for the partial year exceed the EBITDA targets indicated for the specified period in Section 3(a); and

         (c) For purposes of this Section 3, the term "Outstanding Equity" shall mean, for each of the Common Share issuances under Section 2(a) and 2(b), that number of Common Shares equal to the currently outstanding Common Shares plus
(i) any Common Shares issued pursuant to Section 2(a) prior to the applicable Triggering Event and (ii) any Common Shares issued pursuant to Section 2(a) upon the occurrence of the applicable Triggering Event.

         4. ASSIGNMENT. Subject to the provisions of Section 9 below, Holder may sell, transfer or assign all or a portion of this Warrant.

         5. RECOGNITION. Notwithstanding the rights of Holder pursuant to the provisions of Section 4 above, the Company shall only be required to recognize the holder of the Warrant as identified upon the Warrant registration books and records as maintained by the Company.

         6. CONTRAVENTION OF LAWS. If at any time while all or any portion of this Warrant is outstanding, the exercise of the Warrant and the issuance of Common Shares pursuant thereto is deemed to be illegal or in contravention of then applicable state or federal laws, the Company shall be excused from performing any of its obligations or complying with the terms and conditions of this Warrant Agreement until the date that the exercise of this Warrant or the issuance of Common Shares pursuant thereto is not in contravention of then applicable state or federal law. In connection with the foregoing, the Company shall use its reasonable best efforts to maintain the effectiveness of this Warrant under then applicable state or federal law.

         7. FRACTIONAL SHARE. The Company may issue fractional Common Shares upon the exercise of the Warrant.

         8. TERMINATION. The Warrant granted hereby, to the extent not previously exercised or voided pursuant to the terms of this Warrant Agreement, shall terminate on March 31, 2002 or at such later time as the EBITDA results for the fiscal year ended December 31, 2001 are available.

         9. INVESTMENT REPRESENTATION. Holder hereby represents and warrants to the Company that the Warrant is, and any Common Shares issued upon its exercise will be, purchased by Holder for his own account and not with a view to the public distribution thereof and will not be transferred except in a transaction registered or exempt from registration under the Securities Act, and a legend to such effect shall be noted on such shares.

         10. MISCELLANEOUS.

         (a) VALIDITY. The invalidity or unenforceability of any provision of this Warrant Agreement shall not affect the validity or enforceability of any other provision of this Warrant Agreement, which shall remain in full force and effect; and, except as otherwise provided herein to the contrary, the failure or invalidity of any portion of the consideration for which the Warrant is being granted shall not reduce the amount of, or render invalid or unenforceable, all or any portion of the Warrant

         (b) ENTIRE AGREEMENT. Except as otherwise provided herein, this Warrant Agreement contains the entire agreement between the parties with respect to the transactions provided for herein and supersedes all prior arrangements or understandings with respect thereto, written or oral. The terms of this Warrant Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. Nothing in this Warrant Agreement, expressed or implied, is intended to confer upon any other person (other than an assignee or transferee of Holder pursuant to the provisions hereof) any rights or remedies of any nature whatsoever under or by reason of this Warrant Agreement.

         (c) NOTICES. All notices or other communications which are required or permitted hereunder shall be in writing and shall be deemed to have been duly given when actually delivered in person by cable or telecopy, or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties as follows:

         (i)      If to Holder, to:

                  Charter Oak Partners
                  Attn: Mr. Anthony J. Dowd
                  10 Wright Street
                  Building B
                  P.O. Box 5147
                  Westport, CT 06880

         (ii)     If to the Company, to:

                  GEO Specialty Chemicals, Inc.
                  Attn: Mr. George P. Ahearn, President
                  28601 Chagrin Boulevard
                  Suite 210
                  Cleveland, OH 44122

         (iii)    In each case with a copy to:

                   Craig R. Martahus, Esq.
                   Thompson Hine & Flory LLP
                   3900 Key Tower
                   127 Public Square
                   Cleveland, Ohio 44114

         A party may change its address for notice purposes by written notice to the other party hereto.

         (d) GOVERNING LAW. This Warrant Agreement and the Warrant granted hereby shall be governed by and construed in accordance with the laws of the State of Ohio, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

         (e) COUNTERPARTS. This Warrant Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

         (f) DESCRIPTIVE HEADINGS. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Warrant Agreement.

                           [signature page to follow]

         IN WITNESS WHEREOF, the parties hereunto have caused this instrument to be executed, all as of the day and year first above written.


GEO SPECIALTY CHEMICALS, INC.


By: /s/ George P. Ahearn
   ------------------------------------------
Name: George P. Ahearn
     ----------------------------------------
Title: President and Chief Executive Officer
      ---------------------------------------

CHARTER OAK PARTNERS


By: /s/ Anthony J. Dowd
   ------------------------------------------
Name: Anthony J. Dowd
     ----------------------------------------
Title: Director of Private Investments
      ---------------------------------------